Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Carla Burigatto, VP-Communications
(781) 356-9763	(781) 348-7263
olga.guyette@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2021 Results;
Provides Fiscal 2022 Guidance

Boston, MA, May 13, 2021 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2021, which ended April 3, 2021:

	4th Quarter 2021	Fiscal 2021
■Revenue, decrease	$225 million, (6%)	$870 million, (12%)
■Revenue decrease (organic)[1]	(14%)	(13%)
■(Loss) per share/earnings per diluted share	($0.22)	$1.55
■Adjusted earnings per diluted share	$0.46	$2.35
■Cash flow from operating activities	$2 million	$109 million
■Free cash flow before restructuring & turnaround	$0 million	$99 million

[1]Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021.

Chris Simon, Haemonetics’ CEO, stated: “The pandemic affected fiscal 2021, particularly our Plasma business, but cost mitigation efforts coupled with the Operational Excellence Program helped dampen the impact. We took meaningful steps to position the Company for growth, including the Persona® launch, the Cardiva Medical acquisition, various divestitures and the debt refinancing. We remain confident in the strong end-market demand for our products and expect full recovery from the pandemic by the end of this fiscal year. Our guidance reflects the variable pace of that recovery across our different business segments. We are acting with urgency to develop a comprehensive response to the anticipated loss of a major customer in mid-calendar 2022.”

GAAP RESULTS

Fourth quarter fiscal 2021 revenue was $225.0 million, down 5.6% compared with fiscal 2020, primarily driven by the continued impact of COVID-19. Business unit revenue and growth rates compared with the prior year were as follows:

($ millions)	4th Quarter 2021 Reported
Plasma	$ 83.7	(25.2%)
Hospital	$ 62.2	35.8%
Blood Center	$ 73.8	(3.6%)
Net business unit revenue	$219.7	(6.2%)
Service	$ 5.4	26.2%
Total net revenue	$225.0	(5.6%)

Gross margin was 36.4% in the fourth quarter of fiscal 2021, compared with 47.6% in fiscal 2020. The decrease in gross margin was primarily due to a $20.9 million asset impairment incurred in the fourth quarter of fiscal 2021, as discussed below. Operating expenses were $103.0 million in the fourth quarter of fiscal 2021, compared with $87.6 million in the prior year. The Company had an operating loss of $21.2 million and a (9.4%) operating margin in the fourth quarter of fiscal 2021, compared with operating income of $26.0 million and an operating margin of 10.9% in fiscal 2020. The income tax rates were (60%) and 20% in the fourth quarters of fiscal 2021 and fiscal 2020, respectively. Fourth quarter fiscal 2021 net loss and net loss per share were $11.0 million and $0.22, respectively, compared with net income and earnings per diluted share of $17.6 million and $0.34, respectively, in fiscal 2020.

ADJUSTED RESULTS

Organic revenue for the fourth quarter of fiscal 2021 was down 13.7% compared with the prior year, primarily driven by the continued impact of COVID-19. Business unit organic revenue growth rates compared with the prior year were as follows:

4th Quarter 2021 Organic
Plasma	(28.3%)
Hospital	11.7%
Blood Center	(9.8%)
Net business unit revenue	(14.3%)
Service	19.4%
Total net revenue	(13.7%)

Within Hospital, organic revenue growth in the Hemostasis Management product line was 19.1% in the fourth quarter of fiscal 2021 compared with the prior year.

Fourth quarter fiscal 2021 adjusted gross margin was 50.0%, down 30 basis points compared with the prior year. The primary drivers of this decline were higher inventory related charges, the impact of recent divestitures and unfavorable pricing and product mix mainly due to the impact of COVID-19, partially offset by recent acquisitions and productivity savings from the Operational Excellence Program and lower depreciation.

Adjusted operating expenses in the fourth quarter of fiscal 2021 were $81.9 million, up $9.2 million, or 12.7%, compared with the prior year. The increase in adjusted operating expenses was primarily driven by an increase in variable compensation and the acquisition of Cardiva Medical, Inc. (“Cardiva Medical”), partially offset by productivity savings and cost containment actions to help offset the negative effects of COVID-19. Adjusted operating income for the fourth quarter of fiscal 2021 was $30.5 million, down $16.8 million or 35.5%, and adjusted operating margin was 13.5%, down 630 basis points when compared with fiscal 2020. The adjusted income tax rate was 12% in the fourth quarter of fiscal 2021 compared with an adjusted income tax rate of 18% in fiscal 2020.

Fourth quarter fiscal 2021 adjusted net income was $23.9 million, down $11.5 million or 32.5%, and adjusted earnings per diluted share was $0.46, down 33.3% when compared with fiscal 2020.

BALANCE SHEET AND CASH FLOW

Cash on hand at April 3, 2021 was $192.3 million, an increase of $55.0 million since March 28, 2020. Cash flow from operating activities was $108.8 million and free cash flow before restructuring and turnaround funding requirements was $99.2 million during fiscal 2021, compared with $158.2 million and $139.4 million, respectively, in fiscal 2020. During fiscal 2021, cash flow from operating activities and free cash flow before restructuring and turnaround funding requirements included a $54.3 million payment for a compensation-related liability as part of the Cardiva Medical acquisition. The total purchase price paid for Cardiva Medical was reduced by the amount of this liability.

During fiscal 2021, the Company also received $439.1 million of net cash from the issuance of convertible notes and $44.6 million of net cash from divestitures. The Company utilized $434.8 million of cash for acquisitions and reduced net borrowings under its revolving credit line and long-term debt facility by $60.0 million and $21.9 million, respectively, during fiscal 2021.

RESTRUCTURING AND TURNAROUND COSTS, DEAL AMORTIZATION, ASSET IMPAIRMENTS, TRANSACTION AND INTEGRATION COSTS

The Company incurred restructuring and turnaround costs of $4.1 million in the fourth quarter of fiscal 2021 compared with $6.3 million in fiscal 2020 and deal amortization expenses of $8.6 million in the fourth quarter of fiscal 2021 compared with $8.1 million in fiscal 2020.

In addition, during the fourth quarter of fiscal 2021, the Company incurred an asset impairment of $20.9 million in connection with the recent announcement of CSL Plasma, Ltd.’s intent not to renew its long-term supply agreement with the Company following the expiration of its current term in June 2022. The Company also incurred transaction and integration costs of $18.3 million, primarily associated with the acquisition of Cardiva Medical, during the fourth quarter of fiscal 2021.

FISCAL 2022 GUIDANCE

The Company issued its GAAP total revenue growth guidance of 13 – 18% and organic revenue growth guidance as follows:

Organic[1]
Total revenue	8 - 12%
Plasma revenue	15 - 25%
Hospital Revenue	15 - 20%
Blood Center revenue	(6 - 8%)

[1]Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Total company GAAP revenue guidance includes $65 - $75 million revenue related to our Cardiva Medical Vascular Closure devices. Hospital organic revenue guidance includes a Hemostasis Management organic revenue growth in the mid-twenties.

Additionally, the Company issued its adjusted operating margin, adjusted earnings per diluted share and free cash flow before restructuring and turnaround guidance as follows:

Adjusted operating margin	19 - 20%
Adjusted earnings per diluted share	$2.60 - $3.00
Free cash flow, before restructuring & turnaround	$135M - $155M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss fourth quarter and fiscal 2021 results on Thursday, May 13, 2021 at 8:00am EDT. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 8694785. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/xqyzme3t

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/aedee021-4974-49c9-97bb-aaa441c4fc95

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the impact of the COVID-19 pandemic on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including the scope and duration of the outbreak; government actions and restrictive measures implemented in response; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from the Company’s acquisition of Cardiva Medical, including any failure to realize the anticipated benefits of the transaction; the possibility that CSL Plasma, Ltd. may determine to renew it U.S. supply agreement with the Company for additional periods; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and turnaround costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation, transaction and integration costs, gains and losses on dispositions and certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and turnaround guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for the Fourth Quarter of FY21 and FY20
(Data in thousands, except per share data)

	4/3/2021	3/28/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$225,029	$238,492	(5.6)%
Gross profit	81,807	113,557	(28.0)%

R&D	10,843	8,974	20.8%
S,G&A	83,712	70,511	18.7%
Amortization of intangible assets	8,626	8,065	7.0%
Gains on divestitures and sale of assets	(199)	—	n/m
Operating expenses	102,982	87,550	17.6%

Operating (loss) income	(21,175)	26,007	n/m

Interest and other expense, net	(6,222)	(4,047)	53.7%

(Loss) income before taxes	(27,397)	21,960	n/m

Tax (benefit) expense	(16,356)	4,336	n/m

Net (loss) income	$(11,041)	$17,624	n/m

Net (loss) income per common share assuming dilution	$(0.22)	$0.34	n/m

Weighted average number of shares:
Basic	50,848	50,338
Diluted	50,848	51,275

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	36.4%	47.6%	(11.2)%
R&D	4.8%	3.8%	1.0%
S,G&A	37.2%	29.6%	7.6%
Operating (loss) income	(9.4)%	10.9%	(20.3)%
(Loss) income before taxes	(12.2)%	9.2%	(21.4)%
Net (loss) income	(4.9)%	7.4%	(12.3)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY21 and FY20
(Data in thousands, except per share data)

	4/3/2021	3/28/2020	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$870,463	$988,479	(11.9)%
Gross profit	397,838	484,513	(17.9)%

R&D	32,857	30,883	6.4%
S,G&A	274,188	282,017	(2.8)%
Amortization of intangible assets	32,830	25,746	27.5%
Impairment of assets	1,028	50,599	(98.0)%
Gains on divestitures and sale of assets	(32,812)	(8,083)	n/m
Operating expenses	308,091	381,162	(19.2)%

Operating income	89,747	103,351	(13.2)%

Interest and other expense, net	(16,834)	(16,199)	3.9%
Income before taxes	72,913	87,152	(16.3)%

Tax (benefit) expense	(6,556)	10,626	n/m

Net income	$79,469	$76,526	3.8%

Net income per common share assuming dilution	$1.55	$1.48	4.7%

Weighted average number of shares:
Basic	50,688	50,692
Diluted	51,292	51,815

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	45.7%	49.0%	(3.3)%
R&D	3.8%	3.1%	0.7%
S,G&A	31.5%	28.5%	3.0%
Operating income	10.3%	10.5%	(0.2)%
Income before taxes	8.4%	8.8%	(0.4)%
Net income	9.1%	7.7%	1.4%

Revenue Analysis for the Fourth Quarter of FY21 and FY20
(Data in thousands)

	Three Months Ended
	4/3/2021	3/28/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	53rd Week	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$83,683	$111,914	(25.2)%	0.3%	—%	(4.6)%	7.4%	(28.3)%
Blood Center	73,830	76,565	(3.6)%	3.7%	(5.0)%	—%	7.5%	(9.8)%
Hospital (3)	62,164	45,772	35.8%	4.6%	14.2%	—%	5.3%	11.7%
Net business unit revenues	$219,677	$234,251	(6.2)%	2.2%	1.5%	(1.5)%	5.9%	(14.3)%
Service	5,352	4,241	26.2%	6.8%	—%	—%	—%	19.4%
Total net revenues	$225,029	$238,492	(5.6)%	2.2%	1.5%	(1.5)%	5.9%	(13.7)%
(1)Reflects the divestiture impacts of (3.9%) related to the Company’s U.S. blood donor management software solutions assets and (1.0%) related to Inlog Holdings France SAS (“InLog”) in Blood Center. Also reflects the impacts of 16.2%,1.3% and (3.3%) in Hospital related to the acquisitions of Cardiva Medical Inc, and enicor GMBH and the divestiture of InLog, respectively.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $28.9 million and $21.8 million for the three months ended April 3, 2021 and March 28, 2020, respectively. Hemostasis Management revenue increased 32.6% in the fourth quarter of fiscal 2021 as compared with the same period of fiscal 2020. Hemostasis Management revenue increased 19.1%, on an organic basis, in the fourth quarter of fiscal 2021 as compared with the same period of fiscal 2020.

Revenue Analysis for Year-to-Date FY21 and FY20
(Data in thousands)

	Year Ended
	4/3/2021	3/28/2020	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	53rd Week	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$332,236	$458,681	(27.6)%	—%	—%	(1.8)%	0.6%	(26.4)%
Blood Center	307,452	317,761	(3.2)%	2.4%	(2.7)%	—%	1.4%	(4.3)%
Hospital (3)	210,632	193,437	8.9%	0.7%	3.3%	—%	1.3%	3.6%
Net business unit revenues	$850,320	$969,879	(12.3)%	1.0%	(0.2)%	(0.8)%	0.6%	(12.9)%
Service	20,143	18,600	8.3%	3.6%	—%	—%	—%	4.7%
Total net revenues	$870,463	$988,479	(11.9)%	1.0%	(0.2)%	(0.8)%	0.6%	(12.5)%
(1)Reflects the divestiture impacts of (2.5%) related to the Company’s U.S. blood donor management software solutions assets and (0.2%) related to Inlog Holdings France SAS (“InLog”) in Blood Center. Also reflects the impacts of 3.9%, 1.0%, and (1.6%) in Hospital related to the acquisitions of Cardiva Medical, Inc., enicor GMBH and the divestiture of InLog, respectively.

(2) Reflects adjustments to both fiscal 2021 and 2020 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $107.4 million and $95.7 million for fiscal 2021 and 2020, respectively. Hemostasis Management revenue increased 12.2% in fiscal 2021 as compared with fiscal 2020. Hemostasis Management revenue increased 9.0%, on an organic basis, in fiscal 2021 as compared fiscal 2020.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	4/3/2021	3/28/2020
	(unaudited)
Assets
Cash and cash equivalents	$192,305	$137,311
Accounts receivable, net	127,555	165,207
Inventories, net	322,614	270,276
Other current assets	51,072	30,845
Total current assets	693,546	603,639
Property, plant & equipment, net	217,559	253,399
Intangible assets, net	365,483	133,106
Goodwill	466,444	210,652
Other assets	76,891	66,314
Total assets	$1,819,923	$1,267,110

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$17,016	$76,980
Other current liabilities	236,479	197,842
Total current liabilities	253,495	274,822
Long-term debt	690,592	305,513
Other long-term liabilities	144,166	99,666
Stockholders' equity	731,670	587,109
Total liabilities & stockholders' equity	$1,819,923	$1,267,110

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	4/3/2021	3/28/2020
	(unaudited)
Cash Flows from Operating Activities:
Net income	$79,469	$76,526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,287	110,289
Gain on sale of assets	(32,812)	(8,083)
Share-based compensation expense	25,516	20,454
Impairment of assets	21,969	50,599
Provision (benefit) for losses on inventory	7,860	(2,904)
Change in other non-cash operating activities	(17,802)	(4,102)
Change in accounts receivable, net	44,121	18,863
Change in inventories	(38,909)	(84,721)
Change in other working capital	(64,894)	(18,704)
Net cash provided by operating activities	108,805	158,217
Cash Flows from Investing Activities:
Capital expenditures	(37,040)	(48,758)
Acquisitions	(434,804)	(35,000)
Proceeds from sale of property, plant and equipment	1,815	16,774
Proceeds from divestitures	44,587	9,808
Net cash used in investing activities	(425,442)	(57,176)
Cash Flows from Financing Activities:
Proceeds from issuance of convertible notes	500,000	—
Purchase of capped call related to convertible notes	(47,400)	—
Transaction costs paid in connection with convertible notes issuance	(13,457)	—
Borrowings, net of repayments	(81,875)	31,875
Proceeds from employee stock programs	10,230	12,016
Share repurchases	—	(175,000)
Other	(46)	(99)
Net cash provided by (used) in financing activities	367,452	(131,208)
Effect of exchange rates on cash and cash equivalents	4,179	(1,873)
Net Change in Cash and Cash Equivalents	54,994	(32,040)
Cash and Cash Equivalents at Beginning of the Period	137,311	169,351
Cash and Cash Equivalents at End of Period	$192,305	$137,311

Free Cash Flow Reconciliation:
Cash provided by operating activities	$108,805	$158,217
Capital expenditures, net of proceeds from sale of property, plant and equipment	(35,225)	(31,984)
Free cash flow after restructuring and turnaround costs	$73,580	$126,233
Restructuring and turnaround costs	32,639	20,614
Tax benefit on restructuring and turnaround costs	(7,017)	(7,431)
Free cash flow before restructuring and turnaround costs(1)	$99,202	$139,416
(1) Free cash flow before restructuring & turnaround does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters during the fiscal 2020.

Reconciliation of Adjusted Measures for the Fourth Quarter of FY21 and FY20
(Data in thousands except per share data)

	Three Months Ended
	4/3/2021	3/28/2020
	(unaudited)
GAAP gross profit	$81,807	$113,557
Impairment of assets, PCS2 accelerated depreciation and other related charges	21,276	4,813
Restructuring and turnaround costs	2,869	1,583
Transaction and integration costs	6,471	—
Adjusted gross profit	$112,423	$119,953

GAAP operating expenses	$102,982	$87,550
Deal amortization	(8,626)	(8,065)
Transaction and integration costs	(8,887)	(568)
Restructuring and turnaround costs	(1,209)	(4,713)
European Medical Device Regulation costs	(1,434)	(501)
Impairment of assets, PCS2 accelerated depreciation and other related charges	(192)	(1,009)
Litigation-related charges(1)	(897)	—
Gains on divestitures and sale of assets(2)	199	—
Adjusted operating expenses	$81,936	$72,694

GAAP operating (loss) income	$(21,175)	$26,007
Deal amortization	8,626	8,065
Impairment of assets, PCS2 accelerated depreciation and other related charges	21,468	5,822
Transaction and integration costs	15,358	568
Restructuring and turnaround costs	4,078	6,296
European Medical Device Regulation costs	1,434	501
Litigation-related charges(1)	897	—
Gains on divestitures and sale of assets(2)	(199)	—
Adjusted operating income	$30,487	$47,259

GAAP net (loss) income	$(11,041)	$17,624
Deal amortization	8,626	8,065
Impairment of assets, PCS2 accelerated depreciation and other related charges	21,468	5,822
Transaction and integration costs	18,328	568
Restructuring and turnaround costs	4,078	6,296
European Medical Device Regulation costs	1,434	501
Tax settlement	1,083	795
Litigation-related charges(1)	897	—
Gains on divestitures and sale of assets(2)	(199)	—
Tax impact associated with adjustments	(20,782)	(4,258)
Adjusted net income	$23,892	$35,413

GAAP net (loss) income per common share(3)	$(0.22)	$0.34
Adjusted items after tax per common share assuming dilution	0.68	0.35
Adjusted net income per common share assuming dilution(4)	$0.46	$0.69
(1) Reflects costs incurred related to a litigation-related matter in fiscal 2021 and the impact of the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(2) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.
(3) GAAP net loss per common share is calculated using weighted average basic shares outstanding and excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an anti-dilutive effect.
(4) Adjusted net income per common share is calculated using weighted average diluted shares outstanding of 51,463 which includes the impact of outstanding stock awards.

Reconciliation of Adjusted Measures for Year-to-Date FY21 and FY20
(Data in thousands except per share data)

	Year Ended
	4/3/2021	3/28/2020
	(unaudited)
GAAP gross profit	$397,838	$484,513
Impairment of assets, PCS2 accelerated depreciation and other related charges(1)	23,460	23,011
Restructuring and turnaround costs	9,708	3,309
Transaction and integration costs	6,561	—
Adjusted gross profit	$437,567	$510,833

GAAP operating expenses	$308,091	$381,162
Deal amortization	(32,830)	(25,746)
Transaction and integration costs	(11,860)	(568)
Restructuring and turnaround costs	(5,953)	(16,569)
European Medical Device Regulation costs	(4,130)	(1,506)
Impairment of assets, PCS2 accelerated depreciation and other related charges	(2,236)	(52,739)
Litigation-related charges(2)	(897)	701
Gains on divestitures and sale of assets(3)	32,812	8,083
Adjusted operating expenses	$282,997	$292,818

GAAP operating income	$89,747	$103,351
Deal amortization	32,830	25,746
Impairment of assets, PCS2 accelerated depreciation and other related charges(1)	25,696	75,750
Transaction and integration costs	18,421	568
Restructuring and turnaround costs	15,661	19,878
European Medical Device Regulation costs	4,130	1,506
Litigation-related charges(2)	897	(701)
Gains on divestitures and sale of assets(3)	(32,812)	(8,083)
Adjusted operating income	$154,570	$218,015

GAAP net income	$79,469	$76,526
Deal amortization	32,830	25,746
Impairment of assets, PCS2 accelerated depreciation and other related charges(1)	25,696	75,750
Transaction and integration costs	21,391	568
Restructuring and turnaround costs	15,661	19,878
European Medical Device Regulation costs	4,130	1,506
Tax settlement	1,083	795
Litigation-related charges(2)	897	(701)
Gains on divestitures and sale of assets(3)	(32,812)	(8,083)
Tax impact associated with adjustments	(27,646)	(20,689)
Adjusted net income	$120,699	$171,296

GAAP net income per common share	$1.55	$1.48
Adjusted items after tax per common share assuming dilution	0.80	1.83
Adjusted net income per common share assuming dilution	$2.35	$3.31
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.
(2) Reflects costs incurred related to a litigation-related matter in fiscal 2021 and the impact of the resolution of customer damages assessments associated with product recalls in fiscal 2020.
(3) Reflects gains on divestitures in fiscal 2021 and the gain on the sale of the Company's Braintree corporate headquarters in fiscal 2020.

Projected Fiscal 2022 GAAP and Organic Revenue Growth Rates
FY 2022
GAAP Revenue Growth	13 - 18%
Currency impact	(1-2%)
Acquisitions and divestitures(1)	(6%)
Other strategic exits(2)	1%
53rd week(3)	1%
Organic Revenue Growth	8 - 12%
(1) Reflects adjustment to fiscal 2021 revenue as a result of the divestiture of the Company’s U.S. blood donor management software solutions assets and Inlog Holdings France SAS, as well as an adjustment to fiscal 2022 revenue related to the acquisition of Cardiva Medical, Inc.

(2) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Reflects adjustment to fiscal 2021 revenue for the impact of the 53rd week.